                                                                  EXHIBIT - 99.1


                                 (BROCADE LOGO)


FOR IMMEDIATE RELEASE

BROCADE CONTACTS
INVESTOR RELATIONS        MEDIA RELATIONS
Shirley Stacy             Leslie Davis
Tel: 408-333-5752         Tel: 408-333-5260
sstacy@brocade.com        lmdavis@brocade.com


              BROCADE REPORTS FIRST QUARTER OF FISCAL 2004 RESULTS

            REVENUES INCREASE 5% SEQUENTIALLY AND 18% YEAR OVER YEAR

SAN JOSE, CALIF. -- FEBRUARY 11, 2004 -- Brocade Communications Systems, Inc. (Brocade(R)) (Nasdaq: BRCD) reported today financial results for its first quarter of fiscal year 2004 (Q1 04) which ended January 24, 2004. Net revenues for Q1 04 were $145.0 million, an increase of five percent from $137.8 million reported in the fourth quarter of fiscal year 2003 (Q4 03) and an increase of 18 percent from $123.1 million reported in the first quarter of fiscal 2003 (Q1
03).

"Our first quarter was a good one and fiscal 2004 is off to an excellent start for Brocade. During the first quarter, we saw revenue growth across our entire business," said Greg Reyes, Brocade Chairman and CEO. "This represents our 4th quarter in a row of improved revenue, gross margin and operating margin. With our upcoming product cycle and improving trends in the storage sector, we continue to be confident in our market position and future prospects."

Non-GAAP net income for Q1 04 was $8.0 million, or $0.03 per share, as compared to non-GAAP net income of $4.6 million, or $0.02 per share, reported in Q4 03 and non-GAAP net income of $0.0 million, or $0.00 per share, reported in Q1 03. Non-GAAP net income for Q1 04 excludes gains related to repurchases of convertible subordinated debt, deferred stock compensation expense related to the acquisition of Rhapsody Networks, Inc. (Rhapsody), and lease termination, facilities consolidation and other related costs. Non-GAAP net income for Q4 03 excludes gains related to repurchases of convertible subordinated debt, a gain on the disposition of private strategic investments, a reduction of previously recorded restructuring costs, and deferred stock compensation expense related to the acquisition of Rhapsody. Non-GAAP net income for Q1 03 excludes net gains on the disposition of private strategic investments and restructuring costs associated with a company-wide workforce reduction in Q1 03. A reconciliation between GAAP and non-GAAP information is contained in the tables below.



                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                     1745 Technology Dr. San Jose, CA 95110
                          T 408.487.8000 F 408.487.8101
                                 www.brocade.com
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BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 2


Reporting on a GAAP basis, net loss for Q1 04 was $36.8 million, or $(0.14) per share. This compares to GAAP net income for Q4 03 of $14.8 million, or $0.06 per share, and GAAP net loss for Q1 03 of $6.9 million, or $(0.03) per share.

Q1 04 Financial Highlights

- Q1 04 net revenues of $145.0 million, an increase of 5% from Q4 03 and 18% from Q1 03

- Q1 04 gross margin increased to 54.9%, an improvement from 54.6% in Q4 03 and 53.7% in Q1 03

- Q1 04 non-GAAP operating income (loss) as a percentage of revenues increased to 6.5%, an improvement from 4.0% in Q4 03 and (1.3%) in Q1 03. Q1 04 GAAP operating loss as a percentage of revenues was 45.5%

- Non-GAAP earnings per share (EPS) increased to $0.03, an improvement from $0.02 in Q4 03 and $0.00 in Q1 03

- Excluding the $75.2 million charge for lease termination, facilities lease losses and other related costs, cash flow from operations increased to $19.6 million in Q1 04, compared to $17.0 million in Q4 03. Q1 04 GAAP cash flow used in operations was $55.6 million.

-     Cash and investments as of the end of Q1 04 totaled $731.2 million.

- Day sales outstanding in accounts receivable were 49 days, an improvement from 50 days in Q4 03 and 53 days in Q1 03

During Q1 04, Brocade purchased a building located at its San Jose, California, headquarters for $106.8 million in cash, plus transaction costs. The 194,000 square foot facility, which houses a portion of the Company's engineering organization and development, test and interoperability laboratories, was previously leased. As a result of the building purchase, in the first quarter of fiscal year 2004, Brocade recorded a non-recurring charge of $75.2 million primarily related to lease termination, facilities lease losses and other associated costs.

Also during Q1 04, Brocade purchased on the open market $9.2 million face value of its two percent convertible subordinated notes. Brocade paid an average of $0.93 cents on each dollar of face value for an aggregate cash purchase price of $8.6 million, which resulted in a pre-tax gain of $0.5 million. As of January
24, 2004, the remaining convertible debt outstanding was $433.7 million.
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BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 3


The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, certain expenses relating to our acquisition of Rhapsody, the restructuring of business operations and lease termination, facilities consolidation and other related costs that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors' operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

CONFERENCE CALL

Brocade will host a conference call on Wednesday, February 11, 2004, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time to discuss its first quarter of fiscal year 2004 results. The conference call will be webcast live via the Internet at www.brocade.com/investors. A replay of the conference call will be available via webcast for twelve months at www.brocade.com/investors.

ABOUT BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade (Nasdaq: BRCD) offers the industry's leading intelligent platform for networking storage. The world's leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm(R) family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify the implementation of storage area networks, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the company at info@brocade.com.

CAUTIONARY STATEMENT

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include statements regarding the company's future revenue, earnings, profitability, market position, and business prospects. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, quarterly and annual fluctuations in our revenues and operating results; the effect of changes in
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BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 4


IT spending levels; the effect of competition, including pricing pressure; our dependence on OEM partners; declines in the prices of our products and gross margins; our ability to attain profitability; our ability to manage the transition between new and older products; our ability to achieve market acceptance of the Silkworm Fabric Application Platform product family; our ability to develop new and enhanced products that achieve widespread market acceptance; our failure to manage distribution channels, inventory levels and relationships; risks associated with international political instability; our failure to adequately anticipate future OEM and end-user product needs or to accurately forecast end-user demand; risks associated with increased international sales activity; the loss of our third-party contract manufacturers; our dependence on sole source and limited source suppliers for certain key components including ASICs, microprocessors, logic chips and programmable logic devices; our failure to manage our business effectively in a rapidly evolving market; the existence of undetected errors in our products; our ability to retain and recruit qualified personnel; our ability to protect our intellectual property and defend against infringement claims; and risks related to our acquisition of Rhapsody. These and other risks are set forth in more detail in the Company's reports on Form 10-K for the fiscal year ended October 25, 2003. Brocade expressly assumes no obligation to update any such forward-looking statements.

                                       ###

Brocade, the B weave logo and SilkWorm are registered trademarks of Brocade Communications Systems, Inc. or its subsidiaries in the United States or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners. All products, plans, and dates are subject to change without notice.

BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 5


                      BROCADE COMMUNICATIONS SYSTEMS, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                              JANUARY 24, 2004
                                                 ------------------------------------------
                                                    GAAP       ADJUSTMENTS        NON-GAAP
                                                 ---------     -----------        ---------
Net revenues                                     $ 145,040      $      --         $ 145,040
Cost of revenues                                    65,435             --            65,435
                                                 ---------      ---------         ---------
    Gross margin                                    79,605             --            79,605
Operating expenses:
  Research and development                          38,153             --            38,153
  Sales and marketing                               26,336             --            26,336
  General and administrative                         5,741             --             5,741
  Amortization of deferred stock compensation          184           (184)(a)            --
  Lease termination, facilities
   lease losses and other                           75,223        (75,223)(c)            --
                                                 ---------      ---------         ---------
    Total operating expenses                       145,637        (75,407)           70,230
                                                 ---------      ---------         ---------

Income (loss) from operations                      (66,032)        75,407             9,375
Interest and other income, net                       4,525             --             4,525
Interest expense                                    (2,670)            --            (2,670)
Gain on repurchases of convertible
  subordinated debt                                    521           (521)(d)            --
                                                 ---------      ---------         ---------
Income (loss) before provision for
  (benefit from) income taxes                      (63,656)        74,886            11,230
Income tax provision (benefit)                     (26,897)        30,154(f)          3,257
                                                 ---------      ---------         ---------
Net income (loss)                                $ (36,759)     $  44,732         $   7,973
                                                 =========      =========         =========

Net income (loss) per share - basic              $   (0.14)                       $    0.03
                                                 =========                        =========
Net income (loss) per share - diluted            $   (0.14)                       $    0.03
                                                 =========                        =========
Shares used in per share calculation - basic       257,796                          257,796
                                                 =========                        =========
Shares used in per share calculation - diluted     257,796                          261,688
                                                 =========                        =========

BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 6


                      BROCADE COMMUNICATIONS SYSTEMS, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                              JANUARY 25, 2003
                                                 ------------------------------------------
                                                    GAAP       ADJUSTMENTS        NON-GAAP
                                                 ---------     -----------        ---------
Net revenues                                     $ 123,116      $      --         $ 123,116
Cost of revenues                                    57,023             --            57,023
                                                 ---------      ---------         ---------
    Gross margin                                    66,093             --            66,093
Operating expenses:
  Research and development                          31,870             --            31,870
  Sales and marketing                               30,761             --            30,761
  General and administrative                         4,962             --             4,962
  Amortization of deferred stock compensation           69             --                69
  Restructuring costs                               10,118        (10,118)(b)            --
                                                 ---------      ---------         ---------
    Total operating expenses                        77,780        (10,118)           67,662
                                                 ---------      ---------         ----------

Loss from operations                               (11,687)        10,118            (1,569)
Interest and other income, net                       4,959             --             4,959
Interest expense                                    (3,350)            --            (3,350)
Gain on investments, net                               374           (374)(d)            --
                                                 ---------      ---------         ---------
Income (loss) before provision for
  (benefit from) income taxes                       (9,704)         9,744                40
Income tax provision (benefit)                      (2,814)         2,826(f)             12
                                                 ---------      ---------         ----------
Net income (loss)                                $  (6,890)     $   6,918         $      28
                                                 =========      =========         =========

Net income (loss) per share - basic              $   (0.03)                       $    0.00
                                                 =========                        =========
Net income (loss) per share - diluted            $   (0.03)                       $    0.00
                                                 =========                        =========
Shares used in per share calculation - basic       234,898                          234,898
                                                 =========                        =========
Shares used in per share calculation - diluted     234,898                          237,766
                                                 =========                        =========

BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 7


                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                   GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       JANUARY 24,      OCTOBER 25,
                                                           2004             2003
                                                       -----------      -----------
ASSETS

Current assets:
  Cash and cash equivalents                            $   235,994      $   360,012
  Short-term investments                                   212,489           57,971
                                                       -----------      -----------
    Total cash, cash equivalents, and short-term           448,483          417,983
investments

  Accounts receivable, net                                  77,961           74,935
  Inventories, net                                           4,034            3,961
  Deferred tax assets, net                                  27,238           29,569
  Prepaid expenses and other current assets                 14,339           14,593
                                                       -----------      -----------
    Total current assets                                   572,055          541,041

Long-term investments                                      282,747          417,582
Property and equipment, net                                151,411          124,274
Deferred tax assets, net                                   263,617          231,203
Convertible subordinated debt issuance costs                 5,668            6,288
Other assets                                                 3,256            3,558
                                                       -----------      -----------
      Total assets                                     $ 1,278,754      $ 1,323,946
                                                       ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $    36,089      $    42,942
  Accrued employee compensation                             26,456           30,546
  Deferred revenue                                          22,062           19,892
  Current liabilities associated with lease losses           6,087            7,759
  Other accrued liabilities                                 65,358           64,963
                                                       -----------      -----------
    Total current liabilities                              156,052          166,102

Non-current liabilities associated with lease
losses                                                      20,584           16,518

Convertible subordinated debt                              433,726          442,950

Stockholders' equity:
  Common stock                                             732,021          725,511
  Deferred stock compensation                                 (688)            (872)
  Accumulated other comprehensive income                     5,878            5,797
  Accumulated deficit                                      (68,819)         (32,060)
                                                       -----------      -----------
    Total stockholders' equity                             668,392          698,376
                                                       -----------      -----------
      Total liabilities and stockholders' equity       $ 1,278,754      $ 1,323,946
                                                       ===========      ===========

BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 8


                      BROCADE COMMUNICATIONS SYSTEMS, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                             THREE MONTHS ENDED
                                                              OCTOBER 25, 2003
                                                 ------------------------------------------
                                                    GAAP       ADJUSTMENTS        NON-GAAP
                                                 ---------     -----------        ---------
Net revenues                                     $ 137,757      $      --         $ 137,757
Cost of revenues                                    62,594             --            62,594
                                                 ---------      ---------         ---------
    Gross margin                                    75,163             --            75,163
Operating expenses:
  Research and development                          39,506             --            39,506
  Sales and marketing                               24,630             --            24,630
  General and administrative                         5,507             --             5,507
  Amortization of deferred stock
   compensation                                        155           (155)(a)            --
  Restructuring costs                                 (163)           163 (b)            --
                                                 ---------      ---------         ---------
    Total operating expenses                        69,635              8            69,643
                                                 ---------      ---------         ---------

Income from operations                               5,528             (8)            5,520
Interest and other income, net                       4,221             --             4,221
Interest expense                                    (3,210)            --            (3,210)
Gain on repurchases of convertible
  subordinated debt                                 11,118        (11,118)(d)            --
Gain on investments, net                             3,121         (3,121)(e)            --
                                                 ---------      ---------         ---------
Income before provision for income taxes            20,778        (14,247)            6,531
Income tax provision                                 6,022         (4,128)(f)         1,894
                                                 ---------      ---------         ---------
Net income                                       $  14,756      $ (10,119)        $   4,637
                                                 =========      =========         =========

Net income per share - basic                     $    0.06                        $    0.02
                                                 =========                        =========
Net income per share - diluted                   $    0.06                        $    0.02
                                                 =========                        =========
Shares used in per share calculation - basic       256,983                          256,983
                                                 =========                        =========
Shares used in per share calculation - diluted     260,369                          260,369
                                                 =========                        =========

BROCADE REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS               PAGE 9


(*) The non-GAAP, formerly pro-forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, certain expenses relating to our acquisition of Rhapsody, the restructuring of business operations and lease termination, facilities consolidation and other related costs that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors' operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(a)   Deferred stock compensation related to the acquisition of Rhapsody.

(b) Severance and related benefits, asset impairment charges, and contract termination charges related to the restructuring of business operations.

(c) Lease termination, facilities lease losses and other related costs related to a building purchase and facilities consolidation.

(d)   Gain on repurchases of convertible subordinated debt.

(e)   Net gains on the disposition of private strategic investments.

(f)   Income tax effects associated with non-GAAP adjustments.